Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

January 3, 2017

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on January 3, 2017, relating to the registration under the Act of the proposed issuance and sale by the Company of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) from time to time pursuant to Rule 415 under the Act (the “Registration Statement”).

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Company shall have duly authorized the issuance and sale of such shares of Common Stock and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such shares of Common Stock other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the shares of Common Stock offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the shares of Common Stock are offered or issued; (vi) such shares of Common Stock shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such shares of Common Stock; (viii) at the time of an issuance of shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Amended and Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; and (ix) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference into the Registration Statement.

We have also assumed that the issuance and delivery of such shares of Common Stock will not violate any applicable law or result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that when an issuance of shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and, when such shares of Common Stock are issued, sold and paid for in accordance with the terms set forth in the Registration Statement, the prospectus included therein and any amendments and supplements related thereto, and the definitive underwriting, purchase or similar agreement, at not less than par value per share, and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, such shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly provided herein, and no opinion is expressed or implied with respect to the laws of other jurisdictions or any legal matters not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP